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Exhibit 5

CHOATE, HALL & STEWART
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
EXCHANGE PLACE
53 STATE STREET
BOSTON, MASSACHUSETTS 02109
TELEPHONE (617) 248-5000
FACSIMILE (617) 248-4000
TELEX 49615860

    September 14, 2001

Southwall Technologies Inc.
1029 Corporation Way
Palo Alto, California 94303

Ladies and Gentlemen:

    This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on September 14, 2001 by Southwall Technologies Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of (i) 500,000 shares of common stock, $.001 par value (the "Common Stock"), under the Company's 1997 Stock Incentive Plan (the "1997 Stock Plan"), (ii) 50,000 shares of Common Stock under the Company's 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), and (iii) 300,000 shares of Common Stock under the Company's 1998 Stock Option Plan for Employees and Consultants (the "1998 Stock Plan").

    We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and its corporate minute book, as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation, as we have deemed necessary for the purposes of this opinion.

    Based upon and subject to the foregoing, we are of the opinion that the additional shares to be sold by the Company under its 1997 Stock Plan, 1997 Purchase Plan and/or its 1998 Stock Plan for Employees and Consultants, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

    We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this Firm included therein.

Very truly yours,
/s/ CHOATE, HALL & STEWART CHOATE, HALL & STEWART

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  Exhibit 5